CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Ryder System, Inc. 401(k) Savings Plan
Coral Gables, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231208, No. 333-134113, No. 333-177285, and No. 333-296791) of Ryder System, Inc. of our report dated June 22, 2026, relating to the financial statements and supplemental schedule of Ryder System, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.

BDO USA, P.C.
Miami, Florida

June 25, 2026